Exhibit 5.1


                   BERMAN WOLFE RENNERT VOGEL & MANDLER, P.A.
                            ATTORNEYS AND COUNSELORS
                    NATIONSBANK TOWER AT INTERNATIONAL PLACE
                     100 SOUTHEAST SECOND STREET, SUITE 3500
                            MIAMI, FLORIDA 33131-2130

CHARLES J. RENNERT                                         PHONE (305) 577-4177
                                                             FAX (305) 373-6036
                                 March 30, 2000


Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd., Suite 501
Hallandale, Florida 33009

Gentlemen:

Ladies and Gentlemen:

         We have acted as counsel to Advanced Viral Research Corp., a Delaware corporation ("Company") in connection with a Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed offer and sale by the Company of up to 200,000,000 shares of the Company's common stock, $0.00001 par value (the "Common Stock"). This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the Registration Statement.

         In connection with rendering the opinions set forth in this letter, we have examined such corporate records of the Company, the Company's Certificate of Incorporation and amendments thereto, its By-laws, and resolutions of the Board of Directors, as well as made such investigation of matters of fact and law and examined such other documents as we deem necessary for rendering the opinions hereinafter expressed. We have also consulted with officers and directors of the Company and have obtained such representations with respect to the matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed.

         The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

         A. We have assumed without verification the genuineness of all signatures on all documents, the legal capacity and authority of the parties (other than the Company) executing such documents, the accuracy and completeness of all documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies (including telecopies).

         B. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.


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         C. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings. We have not independently verified the factual statements made to us in connection therewith, nor the veracity of such representations.

         D. We have assumed without verification the accuracy, completeness, and authenticity of all corporate records made available to us by the Company and statements of fact on which we are relying.

         E. We express no opinion as to the effect or application of any laws or regulations other than the internal laws of the State of Delaware and the federal laws of the United States. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

         Based on the foregoing, and upon the assumption that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the 200,000,000 shares of Common Stock included in the Registration Statement have been duly authorized and (i) when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Securities Act") and (ii) when issued in exchange for legal consideration of not less than $0.00001 per share, will be validly issued, fully paid, and nonassessable.

         This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

         We hereby consent to your filing of this opinion as Exhibit 5 to the Registration Statement and to reference to our firm under Legal Matters thereof. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                 Very truly yours,


                                 /s/ BERMAN WOLFE RENNERT VOGEL & MANDLER, P.A.